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                        Consent of Independent Auditors

We agree to the incorporation by reference in this information statement of our report dated February 10, 1995, with respect to the financial statements of Outlet Communications, Inc.

                                        /s/  Ernst & Young LLP


Providence, Rhode Island
January 8, 1996